As filed with the Securities and Exchange Commission on January 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REV Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 East Kilbourn Avenue, Suite 2600,

Milwaukee, WI 53202

(414) 290-0190

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

REV Group, Inc. 2016 Omnibus Incentive Plan

Allied Specialty Vehicles, Inc. 2010 Long-Term Incentive Plan

(Full Title of the Plans)

Pamela S. Krop

General Counsel

1441 Brickell Avenue, Suite 1007

Miami, FL 33131

(Name and Address of Agent for Service)

(786) 279-7022

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock, par value $0.001, to be issued under the REV Group, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”)	8,000,000	$25.16(2)	$201,280,000.00	$23,328.35
Common Stock, par value $0.001, to be issued under the Allied Specialty Vehicles, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”)	125,769	$0.99(3)	$124,511.31	$14.43
Common Stock, par value $0.001, to be issued under the 2010 Plan	56,134	$2.07(3)	$116,197.38	$13.47
Common Stock, par value $0.001, to be issued under the 2010 Plan	71,316	$2.12(3)	$151,189.92	$17.52
Common Stock, par value $0.001, to be issued under the 2010 Plan	12,000	$3.99(3)	$47,880.00	$5.55
Common Stock, par value $0.001, to be issued under the 2010 Plan	169,600	$4.02(3)	$681,792.00	$79.02
Common Stock, par value $0.001, to be issued under the 2010 Plan	48,000	$4.09(3)	$196,320.00	$22.75
Common Stock, par value $0.001, to be issued under the 2010 Plan	24,000	$4.43(3)	$106,320.00	$12.32
Common Stock, par value $0.001, to be issued under the 2010 Plan	1,640,000	$5.03(3)	$8,249,200.00	$956.08
Common Stock, par value $0.001, to be issued under the 2010 Plan	16,000	$5.35(3)	$85,600.00	$9.92
Common Stock, par value $0.001, to be issued under the 2010 Plan	40,000	$5.65(3)	$226,000.00	$26.19
Common Stock, par value $0.001, to be issued under the 2010 Plan	32,000	$6.50(3)	$208,000.00	$24.11
Common Stock, par value $0.001, to be issued under the 2010 Plan	50,000	$6.75(3)	$337,500.00	$39.12
Common Stock, par value $0.001, to be issued under the 2010 Plan	448,000	$7.44(3)	$3,333,120.00	$386.31
Common Stock, par value $0.001, to be issued under the 2010 Plan	768,000	$8.11(3)	$6,228,480.00	$721.88

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $0.001 per share (“Common Stock”) of REV Group, Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to the 2016 Plan and 2010 Plan (together, the “Plans”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, or other similar transaction.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on January 27, 2017.
(3)	Based on the exercise price on the date of grant.
(4)	Rounded up to the nearest penny.

PART 1

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed are incorporated herein by reference:

(a) The Company’s Registration Statement on Form S-1 (File No. 333-214209), as originally filed on October 24, 2016, including any amendments or supplements thereto; and

(b) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A dated January 26, 2017 (Commission File No. 001-37999), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL, enables a corporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law. This certificate of incorporation also provides that the indemnification and advancement of expenses provided by, or granted pursuant to the certificate of incorporation, are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or otherwise. Section 145(f) of the DGCL further provides that a right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

The Registrant has also entered into indemnification agreements with certain of its directors and officers. Such agreements generally provide for indemnification by reason of being the Registrant’s director or officer, as the case may be. These agreements are in addition to the indemnification provided by the Registrant’s certificate of incorporation and bylaws.

The Registrant has also entered into an underwriting agreement providing that the underwriters are obligated, under certain circumstances, to indemnify the Registrant’s directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

The Registrant also maintain officers’ and directors’ liability insurance that insures against liabilities that its officers and directors may incur in such capacities. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on December 23, 2016 (File No. 333-214209))

4.2	Amended and Restated Bylaws, currently in effect (incorporated herein by reference to Exhibit 3.2 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on December 23, 2016 (File No. 333-214209))

5	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of RSM US LLP (filed herewith)

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	REV Group, Inc. 2016 Omnibus Incentive Plan (filed herewith)

99.2	Allied Specialty Vehicles, Inc. 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on October 24, 2016 (File No. 333-214209))

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and , where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 27, 2017.

REV Group, Inc.

By:	/s/ Tim Sullivan
Name: Tim Sullivan
Director and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of REV Group, Inc. hereby appoint each of Dean Nolden and Pamela Krop, as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Tim Sullivan	Director and Chief Executive Officer and Director (Principal Executive Officer)
Tim Sullivan

/s/ Dean Nolden	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dean Nolden

/s/ Paul Bamatter	Director
Paul Bamatter

/s/ Jean Marie “John” Canan	Director
Jean Marie “John” Canan

/s/ Dino Cusumano	Director
Dino Cusumano

/s/ Charles Dutil	Director
Charles Dutil

/s/ Justin Fish	Director
Justin Fish

/s/ Kim Marvin	Director
Kim Marvin

/s/ Joel Rotroff	Director
Joel Rotroff

/s/ Donn Viola	Director
Donn Viola

INDEX TO EXHIBITS

Exhibit Number
4.1	Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on December 23, 2016 (File No. 333-214209))

4.2	Amended and Restated Bylaws, currently in effect (incorporated herein by reference to Exhibit 3.2 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on December 23, 2016 (File No. 333-214209))

5	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of RSM US LLP (filed herewith)

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	REV Group, Inc. 2016 Omnibus Incentive Plan (filed herewith)

99.2	Allied Specialty Vehicles, Inc. 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on October 24, 2016 (File No. 333-214209))